Exhibit 99.1

DURECT Announces Launch of First FDA Approved SABER™-Injectable Peptide Product

Covers an Animal Health Application

CUPERTINO, CA, February 8, 2011 /PRNewswire-FirstCall/ — DURECT Corporation (Nasdaq: DRRX) today reported that its collaborator, CreoSalus, Inc., has launched commercial sales of its Food and Drug Administration (FDA) approved product known as SucroMate™ Equine, an injectable animal health drug utilizing DURECT’s SABER™ technology to deliver the peptide deslorelin. DURECT will receive a royalty on net sales of SucroMate and will supply one of the key excipients in SucroMate. Although this product represents a modest revenue opportunity for DURECT by itself, the SABER technology is the basis for our POSIDUR program currently in a pivotal Phase III clinical trial as well as multiple on-going feasibility projects seeking to deliver proteins and peptides for periods of up to one month from a single injection.

“This is the launch of the first FDA approved SABER-Injectable product and as such it represents a regulatory milestone for DURECT because of the similarities between New Drug Application (NDA) and New Animal Drug Application (NADA) Chemistry, Manufacturing and Controls (CMC) section requirements,” stated James E. Brown, DVM, President and CEO.

SucroMate Equine regulates ovulation in mares through a single injection of deslorelin, increasing the likelihood of conception during breeding for both naturally bred and artificially inseminated horses. CreoSalus has signed a U.S. distribution agreement for SucroMate Equine with Bioniche Life Sciences.

About SABER™ Technology

The SABER system is a patented controlled-release technology that can be formulated for systemic or local administration of active agents. DURECT believes that its SABER system can provide the basis for the development of state-of-the-art biodegradable, controlled-release injectable therapeutics. The SABER technology is the basis of POSIDUR, which is in Phase III clinical trials in the U.S. and Phase II clinical trials in the E.U. In addition, DURECT has a number of feasibility projects underway that utilize the SABER system for the delivery of various proteins and peptides for periods of up to one month from a single injection.

About DURECT Corporation

DURECT is a specialty pharmaceutical company developing innovative drugs for pain and other chronic diseases, with late-stage development programs including REMOXY®, POSIDUR™, ELADUR™, and TRANSDUR®-Sufentanil. DURECT’s proprietary oral, transdermal and injectable depot delivery technologies may enable new indications and superior clinical/commercial attributes such as abuse deterrence, improved convenience, compliance, efficacy and safety for small molecule and biologic drugs. For more information, please visit www.durect.com.

NOTE: POSIDUR™, SABER™, ORADUR®, TRANSDUR®, and ELADUR™ are trademarks of DURECT Corporation. Other referenced trademarks belong to their respective owners. REMOXY, POSIDUR, ELADUR and TRANSDUR-Sufentanil are drug candidates under development and have not been approved for commercialization by the U.S. Food and Drug Administration or other health authorities.

About CreoSalus

CreoSalus is a privately held Louisville, Kentucky based life-sciences company specializing in the development and manufacturing of finished drugs, human medical devices, and fine chemicals. The Company’s three peptide-based businesses are Advanced ChemTech (fine chemicals), Occam Design (human medical devices), and Thorn BioScience (finished drugs). Thorn BioScience’s products include SucroMate™ Porcine (under development) and FDA approved SucroMate™ Equine and that regulate the ovulation in sows and mares, respectively.

DURECT Forward-Looking Statement

The statements in this press release regarding SucroMate, the potential royalty and other payments that may be received by DURECT from SucroMate and other described products and applications of the SABER technology are forward-looking statements involving risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the potential that SucroMate may not achieve meaningful commercial sales or that other SABER-based products may not be successfully developed and approved by the FDA or other regulatory agencies. Further information regarding these and other risks is included in DURECT’s Form 10-Q dated November 4, 2010 under the heading “Risk Factors.”

SOURCE: DURECT Corporation

CONTACT: Matthew J. Hogan, Chief Financial Officer, DURECT Corporation, 408-777-4936